UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2003

A.I. SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-69176
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1208, Vancouver, BC, Canada, V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Item 5. Other Events

On March 27, 2003, the board of directors of the Corporation approved a fourteen (14) for one (1) forward stock split (the "Forward Stock Split") of the Corporation's authorized, issued and outstanding common stock. The Forward Stock Split was effected with the Nevada Secretary of State on March 31, 2003. As a result, the authorized capital of the Corporation has increased from 100,000,000 to 1,400,000,000 shares of common stock with a par value of $0.00001. The Corporation will issue fourteen (14) shares of common stock in exchange for every one (1) share of common stock issued and outstanding. This will increase the issued and outstanding share capital of the Corporation from 1,559,500 shares of common stock to 21,833,000 shares of common stock

The Forward Stock Split took effect with the OTC Bulletin Board at the opening for trading on Tuesday, April 8, 2003 under the new stock symbol ASOW. The Corporation's new CUSIP number is 00144U 20 9.

Item 7. Exhibits

(99) Certificate of Reverse Stock Split filed with the Nevada Secretary of State on March 31, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.I. SOFTWARE, INC.

/s/ Harvey M.J. Lawson
Harvey M.J. Lawson, Secretary and Director

Date: April 8, 2003.